INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-13704 of Cistron Biotechnology, Inc. on Form S-8 of our report dated September 12, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on form 10-K of Cistron Biotechnology, Inc. for the year ended June 30, 1996.


/Deloitte & Touche LLP/
Parsippany, New Jersey
September 30, 1996
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